Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net Sales:
Aerospace & Electronics	$141,722	$127,144	$409,243	$372,857
Engineered Materials	75,558	69,913	235,550	213,244
Merchandising Systems	40,610	44,078	130,050	126,119
Fluid Handling	244,036	217,652	718,504	639,430
Controls	20,413	18,737	61,896	53,435
Intersegment Elimination	(108)	(204)	(331)	(353)

Total Net Sales	$522,231	$477,320	$1,554,912	$1,404,732

Operating Profit:
Aerospace & Electronics	$26,461	$23,574	$60,679	$67,722
Engineered Materials	15,691	13,283	50,835	44,596
Merchandising Systems	3,529	4,170	11,362	7,765
Fluid Handling	21,131	15,844	53,588	39,493
Controls	1,711	1,688	5,287	3,815
Corporate	(6,764)	(7,928)	(23,244)	(23,328)

Operating Profit before Charge	61,759	50,631	158,507	140,063
Asbestos and Environmental Charge	—	(361,813)	—	(361,813)

Total Operating Profit (Loss)	61,759	(311,182)	158,507	(221,750)

Interest Income	503	855	1,004	1,244
Interest Expense	(5,563)	(5,819)	(17,025)	(18,047)
Miscellaneous- Net	778	118	2,844	(63)

Income Before Income Taxes	57,477	(316,028)	145,330	(238,616)
Provision (Benefit) for Income Taxes	17,434	(110,822)	44,616	(86,824)

Net Income (Loss)	$40,043	$(205,206)	$100,714	$(151,792)

Per Diluted Share Data:
Net Income (Loss)	$0.66	$(3.48)	$1.67	$(2.56)

Average Diluted Shares Outstanding	60,490	59,004	60,229	59,279
Average Basic Shares Outstanding	59,936	59,004	59,676	59,279

Supplemental Data:
Cost of Sales	$356,058	$687,863	$1,071,033	$1,318,137
Selling, General & Administrative	104,414	100,639	325,372	308,345
Depreciation and Amortization *	13,245	13,355	42,961	41,984

*	Amount included within cost of sales and selling, general & administrative costs.

CRANE CO.

Condensed Balance Sheets

(in thousands)

	September 30, 2005	December 31, 2004
ASSETS
Current Assets
Cash and Cash Equivalents	$113,604	$50,727
Accounts Receivable	328,214	308,140
Inventories	275,398	284,291
Other Current Assets	61,891	59,648

Total Current Assets	779,107	702,806

Property, Plant and Equipment	268,804	287,596
Insurance Receivable - Asbestos	232,931	245,160
Other Assets	289,622	301,865
Goodwill	566,754	579,081

Total Assets	$2,137,218	$2,116,508

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt and Loans Payable	$1,330	$371
Accounts Payable	144,037	161,477
Current Asbestos Liability	67,346	67,800
Accrued Liabilities	158,752	157,730
Income Taxes	36,766	22,636

Total Current Liabilities	408,231	410,014

Long-Term Debt	292,933	296,592
Deferred Income Taxes	75,787	71,367
Long-Term Asbestos Liability	545,597	581,914
Pension, Postretirement and Other Liabilities	87,128	92,927
Common Shareholders’ Equity	727,542	663,694

Total Liabilities and Shareholders’ Equity	$2,137,218	$2,116,508

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Operating Activities:
Net income (loss)	$40,043	$(205,206)	$100,714	$(151,792)
Charge for asbestos and environmental - net of tax	—	238,384	—	238,384
Income from joint venture	(1,894)	(1,060)	(4,476)	(2,728)
Depreciation and amortization	13,245	13,355	42,961	41,984
Cash used for operating working capital	9,573	(1,943)	(35,063)	(39,049)
Other	11,531	(2,792)	14,665	(4,090)

Subtotal	72,498	40,738	118,801	82,709
Payments for asbestos-related fees and costs, net	(5,298)	(6,730)	(24,556)	(18,336)
Refund associated with termination of the Master Settlement Agreement	—	—	9,925	—

Total provided by operating activities	67,200	34,008	104,170	64,373

Investing Activities:
Capital expenditures	(6,259)	(4,750)	(17,634)	(15,652)
Proceeds from disposition of capital assets	188	111	1,569	906
Payments for acquisitions, net	(7,157)	673	(7,157)	(49,957)

Total used for investing activities	(13,228)	(3,966)	(23,222)	(64,703)

Financing Activities:
Dividends paid	(7,509)	(5,900)	(19,429)	(17,768)
Settlement of treasury shares acquired on the open market	—	—	—	(42,748)
Stock options exercised - net of shares reacquired	8,758	456	10,634	9,636
Borrowings (repayments) of debt, net	1,009	(31,233)	(3,416)	(58,987)

Total provided by (used for) financing activities	2,258	(36,677)	(12,211)	(109,867)

Effect of exchange rate on cash and cash equivalents	(2,250)	491	(5,860)	(122)

Increase (decrease) in cash and cash equivalents	53,980	(6,144)	62,877	(110,319)
Cash and cash equivalents at beginning of period	59,624	38,343	50,727	142,518

Cash and cash equivalents at end of period	$113,604	$32,199	$113,604	$32,199

CRANE CO.

Order Backlog

(in thousands)

	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004
Aerospace & Electronics	$366,109	$370,913	$367,472	$341,505	$355,564
Engineered Materials	20,673	15,964	19,414	16,376	15,677
Merchandising Systems	8,362	9,298	9,469	11,998	10,877
Fluid Handling	194,436	201,768	200,578	183,158	176,650
Controls	15,182	14,952	15,625	13,696	13,586

Total Backlog	$604,762	$612,895	$612,558	$566,733	$572,354

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Operating profit (loss)	$61,759	$(311,182)	$158,507	$(221,750)
Asbestos and environmental charge - pre-tax	—	361,813	—	361,813

Operating profit before charge	$61,759	$50,631	$158,507	$140,063

Net income (loss)	$40,043	$(205,206)	$100,714	$(151,792)
Asbestos and environmental charge - net of tax	—	238,384	—	238,384

Net income before charge	$40,043	$33,178	$100,714	$86,592

Earnings (loss) per share	0.66	(3.48)	1.67	(2.56)
Asbestos and environmental charge - net of tax	—	4.04	—	4.02

Earnings per share before charge	$0.66	$0.56	$1.67	$1.46

		Three Months Ended Dec 31, 2004
Earnings per share		$0.78
Victaulic divestiture		(0.11)
Reduction in asbestos liability		(0.15)

Earnings per share before charge		$0.52

					Year Ended December 31, 2005
					(Estimated Range)
Cash provided from operating activities before asbestos-related payments	$72,498	$40,738	$118,801	$82,709	$175,000	$175,000
Net asbestos payments	(5,298)	(6,730)	(24,556)	(18,336)	(40,000)	(50,000)
Refund associated with termination of the Master Settlement Agreement	—	—	9,925	—	10,000	10,000

Cash provided from operating activities	$67,200	$34,008	$104,170	$64,373	$145,000	$135,000
Capital expenditures	(6,259)	(4,750)	(17,634)	(15,652)	(25,000)	(25,000)

Free cash flow	$60,941	$29,258	$86,536	$48,721	$120,000	$110,000

Certain non-GAAP measures have been provided to facilitate comparisons with the prior year.

Free cash flow provides supplemental information to assist management and certain investors in analyzing the Company's ability to generate positive cash flow.

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies. Free cash flow now includes net asbestos payments, which were excluded from the previous definition.